SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2001

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

California	0-11350	22-3059110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer dentification No.)

1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (310) 788-1999

(Former name or former address, if changed since last report.)

     Not applicable.

Item 5. Other Events and Regulation FD Disclosure

Item 5. Other Events and Regulation FD Disclosure

     Swiss Air suspended all of its flights on October 2, 2001 and has reported that it will recommence flight operations on October 4, 2001. The Company currently has 18 aircraft on lease to Swiss Air, consisting of two A319-100s, two A320-200s, eight A321-100s and six A330-200s. In addition, the Company manages for a third party one additional A319-100 on lease to Swiss Air. It is unclear what effect the actions taken by Swiss Air and the actions it may take in the future will have on the aircraft leased to Swiss Air. Accordingly, no assurances can be given that such actions will not adversely affect the Company’s results of operations.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Alan H. Lund

By: Alan H. Lund Executive Vice President, Co-Chief Operating Officer and Chief Financial Officer

DATED: October 3, 2001

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